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                                                                    EXHIBIT 23.5
                          [PACIFIC GROWTH LETTERHEAD]

November 3, 2000
Board of Directors
Corixa Corporation
1124 Columbia Street, Suite 200
Seattle, WA  98104-2040

Members of the Board:

       We hereby consent to the inclusion of our opinion letter to the Board of Directors of Corixa Corporation as Appendix B to the joint proxy statement/prospectus of Corixa Corporation constituting a part of the Registration Statement on Form S-4 relating to the proposed merger and related transactions involving Corixa and Coulter Pharmaceutical, Inc. and references thereto in the joint proxy statement/prospectus under the captions "SUMMARY -- Opinion of Corixa's Financial Advisor", "THE MERGER -- Recommendation of Corixa's Board; Corixa's Reasons for the Merger", "THE MERGER -- Opinion of Corixa's Financial Advisor" and "THE MERGER -- History of the Transaction". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                                            PACIFIC GROWTH EQUITIES, INC.

                                            /s/ George J. Millstein
                                            ------------------------------------
                                            George J. Millstein